UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2016

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 283-2900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders

A Special Meeting of Stockholders of Fox Chase Bancorp, Inc. (the “Company”) was held on June 14, 2016.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the proxy statement/prospectus filed with the Securities and Exchange Commission by Univest Corporation of Pennsylvania (“Univest”) on May 9, 2016.  The final results of the stockholder votes are as follows:

Proposal 1 – Approval of the Merger Agreement and Merger with Univest

The stockholders approved and adopted the Agreement and Plan of Merger between Univest and the Company, dated as of December 8, 2015, pursuant to which the Company will merge with and into Univest, as well as the merger, as follows:

For	9,571,705
Against	199,371
Abstain	63,979

Proposal 2 – Approval of non-binding, advisory resolution to approve certain compensation payable to Company named executive officers in connection with the merger

The stockholders approved a non-binding, advisory proposal to approve the compensation payable to the named executive officers of the Company in connection with the merger, as follows:

For	7,859,032
Against	1,885,132
Abstain	90,891

Proposal 3 – Approval of Adjournment of Special Meeting

The stockholders approved the adjournment of the special meeting, if necessary, to solicit additional proxies if there were not sufficient votes present at the special meeting in person or by proxy to approve and adopt the Agreement and Plan of Merger and the merger, as follows:

For	9,126,864
Against	622,813
Abstain	85,378

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Number 99.1	Description Press Release dated June 14, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2016	By:	/s/ Roger S. Deacon
Roger S. Deacon
Executive Vice President and Chief Financial Officer